                                                        EXHIBIT 2.1

                                  STOCK PURCHASE AGREEMENT

                         TABLE OF CONTENTS

                                                              PAGE

1. DEFINITIONS ................................................  1

2. SALE AND TRANSFER OF SHARES; CLOSING .......................  9
     2.1  SHARES ..............................................  9
     2.2  PURCHASE PRICE ......................................  9
     2.3  CLOSING .............................................  9
     2.4  CLOSING OBLIGATIONS .................................  9
     2.5  BUYER SHARES ........................................ 10
     2.6  GAMING ROYALTY ...................................... 11
     2.7  TAX ELECTION ........................................ 12

3.   REPRESENTATIONS AND WARRANTIES OF SELLER ................. 12
     3.1  ORGANIZATION AND GOOD STANDING ...................... 13
     3.2  AUTHORITY; NO CONFLICT .............................. 13
     3.3  CAPITALIZATION ...................................... 14
     3.4  FINANCIAL STATEMENTS ................................ 15
     3.5  BOOKS AND RECORDS ................................... 16
     3.6  TITLE TO PROPERTIES; ENCUMBRANCES ................... 16
     3.7  CONDITION AND SUFFICIENCY OF ASSETS ................. 17
     3.8  ACCOUNTS RECEIVABLE ................................. 17
     3.9  [Reserved] .......................................... 18
     3.10 NO UNDISCLOSED LIABILITIES .......................... 18
     3.11 TAXES ............................................... 18
     3.12 NO MATERIAL ADVERSE CHANGE .......................... 19
     3.13 EMPLOYEE BENEFITS ................................... 19
     3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERN-
          MENTAL AUTHORIZATIONS ............................... 23
     3.15 LEGAL PROCEEDINGS; ORDERS ........................... 24
     3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS ............... 25
     3.17 CONTRACTS; NO DEFAULTS .............................. 27
     3.18 INSURANCE ........................................... 29
     3.19 ENVIRONMENTAL MATTERS ............................... 31
     3.20 EMPLOYEES ........................................... 33
     3.21 LABOR RELATIONS; COMPLIANCE ......................... 33
     3.22 INTELLECTUAL PROPERTY ............................... 34
     3.23 CERTAIN PAYMENTS .................................... 35
     3.24 DISCLOSURE .......................................... 36
     3.25 RELATIONSHIPS WITH RELATED PERSONS .................. 36
     3.26 BROKERS OR FINDERS .................................. 36

4.   REPRESENTATIONS AND WARRANTIES OF BUYER .................. 36
     4.1  ORGANIZATION AND GOOD STANDING ...................... 36
     4.2  AUTHORITY; NO CONFLICT .............................. 37
     4.3  INVESTMENT INTENT ................................... 37
     4.4  CERTAIN PROCEEDINGS ................................. 37
     4.5  EXCHANGE ACT FILINGS ................................ 37
     4.6  BROKERS OR FINDERS .................................. 38

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5.   COVENANTS OF SELLER ...................................... 38
     5.1  ACCESS AND INVESTIGATION ............................ 38
     5.2  OPERATION OF THE BUSINESSES OF THE ACQUIRED
          COMPANIES ........................................... 38
     5.3  NEGATIVE COVENANT ................................... 39
     5.4  REQUIRED APPROVALS .................................. 39
     5.5  NOTIFICATION ........................................ 39
     5.6  CERTAIN INDEBTEDNESS ................................ 40
     5.7  NO NEGOTIATION OR SOLICITATION ...................... 40
     5.8  BEST EFFORTS ........................................ 40
     5.9  RELEASE ............................................. 40
     5.10 CLOSING DATE FINANCIALS ............................. 40

6.   COVENANTS OF BUYER ....................................... 40
     6.1  APPROVALS OF GOVERNMENTAL BODIES .................... 40
     6.2  BEST EFFORTS ........................................ 41
     6.3  ACCOUNTS RECEIVABLE ................................. 41
     6.4  PLAN MATTERS ........................................ 41

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE ...... 41
     7.1  ACCURACY OF REPRESENTATIONS ......................... 41
     7.2  SELLER'S PERFORMANCE ................................ 41
     7.3  CONSENTS ............................................ 42
     7.4  ADDITIONAL DOCUMENTS ................................ 42
     7.5  NO PROCEEDINGS ...................................... 42
     7.6  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE
          PROCEEDS ............................................ 42
     7.7  DUE DILIGENCE ....................................... 42
     7.8  MATERIAL CHANGE ..................................... 42
     7.9  BALANCE SHEET ....................................... 42
     7.10 DISCLOSURE LETTER ................................... 42

8.   CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE ..... 43
     8.1  ACCURACY OF REPRESENTATIONS ......................... 43
     8.2  BUYER'S PERFORMANCE ................................. 43
     8.3  ADDITIONAL DOCUMENTS ................................ 43
     8.4  NO INJUNCTION ....................................... 43

9.   TERMINATION .............................................. 43
     9.1  TERMINATION EVENTS .................................. 43
     9.2  EFFECT OF TERMINATION ............................... 44

10.  INDEMNIFICATION; REMEDIES ................................ 44
     10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT
          AFFECTED BY KNOWLEDGE ............................... 44
     10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY
          SELLER .............................................. 45
     10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY
          SELLER -- ENVIRONMENTAL MATTERS ..................... 45
     10.4 INDEMNIFICATION AND PAYMENT OF DAMAGES BY
          BUYER ............................................... 47
     10.5 TIME LIMITATIONS .................................... 47
     10.6 LIMITATIONS ON AMOUNT -- SELLER ..................... 47
     10.7 LIMITATIONS ON AMOUNT -- BUYER ...................... 48

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     10.8 RIGHT OF SET-OFF .................................... 48

     10.9  PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY
           CLAIMS ............................................. 48
     10.10 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS ...... 50

11.  GENERAL PROVISIONS ....................................... 50
     11.1  EXPENSES ........................................... 50
     11.2  PUBLIC ANNOUNCEMENTS ............................... 50
     11.3  CONFIDENTIALITY .................................... 50
     11.4  NOTICES ............................................ 51
     11.5  [Reserved] ......................................... 51
     11.6  FURTHER ASSURANCES ................................. 51
     11.7  WAIVER ............................................. 51
     11.8  ENTIRE AGREEMENT AND MODIFICATION .................. 52
     11.9  DISCLOSURE LETTER .................................. 52
     11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY
           RIGHTS ............................................. 52
     11.11 SEVERABILITY ....................................... 52
     11.12 SECTION HEADINGS, CONSTRUCTION ..................... 53
     11.13 GOVERNING LAW ...................................... 53
     11.14 COUNTERPARTS ....................................... 53
     11.15 EMPLOYMENT ......................................... 53
     11.16 BUYER DIRECTOR ..................................... 53
     11.17 HORSE CENTER ....................................... 53
     11.18 TAXES .............................................. 54
     11.19 RECORDS ............................................ 54

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                     STOCK PURCHASE AGREEMENT


          This STOCK PURCHASE AGREEMENT ("Agreement") is made as of March 28, 1998, by CHURCHILL DOWNS INCORPORATED, a Kentucky corporation ("Buyer") and TVI CORP., a Delaware corporation ("Seller").


                             RECITALS

          A. Seller desires to sell, and Buyer desires to purchase, all 100 of the issued and outstanding common shares, $.01 par value per share (the "Common Shares") and all 185 of the issued and outstanding 6% cumulative preferred shares $.01 par value per share (the "Preferred Shares") (the Common Shares and the Preferred Shares are, collectively, the "Shares") of capital stock of Racing Corporation of America, a Delaware corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.


                             AGREEMENT

          The parties, intending to be legally bound, agree as follows:


                           1. DEFINITIONS

          For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

          "ACQUIRED   COMPANIES"  --  the  Company  and  its  Subsidiaries,
collectively.

          "APPLICABLE CONTRACT" -- any Contract (a) to which any Acquired Company is a party, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or its assets is or may become bound.

          "BALANCE SHEET" -- as defined in Section 3.4.

          "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible without incurring undue expense.

          "BUYER" -- as defined in the first paragraph of this Agreement.

          "CLOSING" -- as defined in Section 2.3.

          "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

          "COMPANY" -- as defined in the Recitals of this Agreement.

          "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

          "CONTEMPLATED  TRANSACTIONS"   --   all   of   the   transactions
contemplated by this Agreement, including:

          (a)  the sale of the Shares by Seller to Buyer;

          (b)  the issuance of the Buyer Shares to Seller;

          (c)  the    execution,   delivery,   and   performance   of   the
     Noncompetition Agreements;

          (d) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

          (e)  Buyer's acquisition of the Shares.

          "CONTRACT" -- any agreement or contract (whether written or oral and whether express or implied) that is legally binding.

          "DAMAGES" -- as defined in Section 10.2.

          "DISCLOSURE LETTER" -- the disclosure letter delivered by Seller to Buyer as contemplated by Section 5.5.

          "ELLIS PARK" -- the horse racing facility located at U.S. Highway 41 North in Henderson, Kentucky.

          "EMPLOYMENT AGREEMENTS" -- as defined in Section 11.5.

          "ENCUMBRANCE" -- any charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

          "ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

          "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising pursuant to Environmental Law and consisting of or relating to:

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          (a)  any environmental,  health,  or safety matters or conditions
     (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law;

          (c) financial responsibility under Environmental Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law.

          The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended ("CERCLA").

          "ENVIRONMENTAL LAW" -- any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c)  reducing  the  quantities,   preventing   the   release,  or
     minimizing the hazardous characteristics of wastes that are generated;

          (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e)  protecting natural resources;

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

          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

          "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "FACILITIES" -- any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

          "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

          "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

          "GOVERNMENTAL BODY" -- any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b)  federal,   state,   local,   municipal,  foreign,  or  other
     government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

          (d)  body    exercising,    or    entitled   to   exercise,   any
     administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          "HAZARDOUS ACTIVITY" -- the distribution, generation, handling, importing, management, manufacturing, processing,

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

production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that is regulated by any Environmental Law.

          "HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

          "HSR ACT" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and regulations and rules issued pursuant to that Act.

          "INTELLECTUAL PROPERTY ASSETS" -- as defined in Section 3.22.

          "INTERIM BALANCE SHEET" -- as defined in Section 3.4.

          "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS up to the Closing Date pursuant to the Internal Revenue Code or any successor law.

          "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

          "KENTUCKY HORSE CENTER" -- a horse training facility located at 3380 Paris Pike in Lexington, Kentucky.

          "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

          (a) such individual is actually aware of such fact or other matter; or

          (b) a prudent and competent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of performing his services for an Acquired Company.

          A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, management employee, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

          "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, common law, regulation, statute, or treaty including any Occupational Safety and Health Law.

          "NONCOMPETITION AGREEMENTS" -- as defined in Section 2.4(a)(ii).

          "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

          "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court or other Governmental Body or by any arbitrator.

          "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person; and

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

          "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles of organization and operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation or formation of a Person; and (f) any amendment to any of the foregoing.

          "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Body or other entity.

          "PLAN" -- as defined in Section 3.13.

          "PROCEEDING" -- any action, arbitration, known investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before any Governmental Body or arbitrator.

          "RELATED PERSON" -- with respect to a particular individual:

          (a)  each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

          With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b)  any Person that  holds a Material Interest in such specified
     Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d)  any Person in which such specified Person holds  a  Material
     Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f) any Related Person of any individual described in clause (b) or (c).

          For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, and
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

          "RELEASE"   --  any  spilling,  leaking,  emitting,  discharging,
depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

          "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

          "SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "SELLER" -- as defined in the first paragraph of this Agreement.

          "SHARES" -- as defined in the Recitals of this Agreement.

          "SUBSIDIARY" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

          "TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

          "THREAT OF RELEASE" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

          "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (in writing) or any notice has been given (in writing).

          "VEALE" -- Tinkam Veale, II.

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


              2. SALE AND TRANSFER OF SHARES; CLOSING

     2.1  SHARES.   Subject  to the terms and conditions of this Agreement,
at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

     2.2  PURCHASE  PRICE.   The purchase price (the "Purchase Price")  for
the Shares will be $22,000,000, payable as set forth in Section 2.4 hereof.

     2.3 CLOSING. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Wyatt, Tarrant & Combs, 2800 Citizens Plaza, Louisville, Kentucky, at 10:00 a.m. (local time) on the later of (i) April 14, 1998 or (ii) the date that is two business days following the later of termination of the applicable waiting period under the HSR Act or approval of the change in control of the Acquired Companies by the Kentucky Racing Commission (the "KRC Approval"), or at such other time and place as the parties may agree. Notwithstanding the foregoing, if the only unmet and not waived condition to Closing as of April 14, 1998 is the KRC Approval, the parties shall close the transactions contemplated by this Agreement into an escrow mutually agreed by the parties. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.4  CLOSING OBLIGATIONS.  At the Closing:

          (a)  Seller will deliver to Buyer:

               (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

               (ii) noncompetition  agreements  in  the  form  of EXHIBIT A
     hereto,    executed   by   Seller   and   Veale   (collectively,   the
     "Noncompetition Agreements"); and

               (iii) a certificate executed by Seller to the effect that each of Seller's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Seller to Buyer and accepted by Buyer prior to the Closing Date in accordance with Section 5.5); and

               (iv) resolutions   of  the  Board  of  Directors  of  Seller
     authorizing the Contemplated Transactions  certified  by the

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

     secretary of Seller and an incumbency certificate with respect to the executing officer of Seller;

               (v) resignations of the officers and directors of the Acquired Companies effective upon the Closing;

               (vi) the corporate or other minute book, corporate or other seal and stock records of the Acquired Companies; and

               (vii) legal opinions of counsel to Seller in substantially the form of EXHIBIT B hereto.

          (b)  Buyer will deliver to Seller:

               (i) An amount equal to $22,000,000 less the aggregate Buyer Share Value received under Section 2.5 (but increased to $22,100,000 if Seller elects to receive no Buyer Common Stock under Section 2.5), by wire transfer to an account specified by Seller;

               (ii) the Buyer Shares as set forth in Section 2.5 hereof;

               (iii) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date;

               (iv) resolutions   of   the  Board  of  Directors  of  Buyer
     certified by the secretary of Buyer and an incumbency certificate with respect to the executing officer of Buyer; and

               (v) legal opinions of counsel to Buyer in substantially the form of EXHIBIT C hereto.


     2.5 BUYER SHARES. As of the Closing, pursuant to Section 2.4(b) hereof, Buyer shall issue and deliver to Seller that number of whole shares of the common capital stock of Buyer (the "Buyer Common Stock") as Seller shall designate by written notice actually delivered to Buyer on or before the close of business on April 8, 1998 and if any Buyer Common Stock is chosen by Seller, such shares must be no fewer than 200,000 shares (adjusted to reflect the 2 for 1 stock split of Buyer declared on March 19, 1998 (the "Stock Split")) or more than 300,000 shares (adjusted for the
Stock Split).   The  Buyer  Share Value shall be calculated as follows: The initial Buyer Share Value shall be $24.25 per share (post- Stock Split) (the "Base Value") to be adjusted, if applicable, as set forth below. The average of the last sale price per share of the Buyer Common Stock, as reported on the Nasdaq Small Cap Market, for the 30 trading days ending with the trading day immediately preceding the Closing Date shall be determined (the "30 Day Average"). Based on the 30 Day Average, a range shall be established with the high end of the range equal to 1.10 multiplied by the 30 Day Average (the "High Range") and with the low end of the range equal to .90 multiplied by the 30 Day Average (the "Low Range"). If the Base Value falls at or between the High Range and the Low Range, the Base Value shall be the Buyer Share Value. If the Base Value falls below the Low Range, the Low Range shall be the
Buyer Share Value.   If the Base Value falls above the High Range, the High
Range shall be the Buyer  Share Value.   Such shares  of Buyer Common Stock
issued  to  Seller hereunder are  hereinafter  referred  to  as  the "Buyer
Shares."   The  Buyer Shares  shall  be  issued  to  Seller  in  a  private placement transaction under Section 4(2) of the Securities Act and shall bear a customary legend under the Securities Act. If the Buyer Shares are at least 200,000 (adjusted for the Stock Split) shares of Buyer Common Stock, Buyer agrees to cause the Buyer Shares to be registered for secondary offering purposes with the Securities and Exchange Commission (the "Commission") on a Form S-3 Registration Statement as promptly following the Closing Date as is reasonably practicable and if an underwritten offering, subject to the advice of the managing underwriter thereof to Buyer that, in its opinion, such offering is such as to materially adversely affect the success of such offering or the trading price of the Buyer Common Stock, in which case the number of shares to be registered shall be reduced or limited to the number that, in the reasonable opinion of the managing underwriter, can be sold without materially adversely affecting the success of such offering or the trading price of the Buyer Common Stock, provided that Seller can elect to defer this registration until such time that the managing underwriter advises that the registration of all such shares will not have such adverse effect. Seller acknowledges that, to the extent the Buyer Shares are so registered, Seller's ability to sell the Buyer Shares under such registration statement will thereafter be subject to trading halts or blackout periods imposed by Buyer which Buyer or its counsel may deem necessary or appropriate to comply with applicable securities laws.

     2.6  GAMING ROYALTY.   In  addition  to  the  consideration  set forth
above, in the event that gaming (whether full casino, slot machine or video lottery based) generally or at licensed horse racing facilities and/or at the Kentucky Horse Center is legalized in the Commonwealth of Kentucky, Buyer will cause the Acquired Companies to exploit their respective facilities for such gaming to the extent feasible and permitted by law. Buyer will cause the Acquired Companies to pay a royalty fee to Seller for two separate ten year periods commencing from the date that such permitted gaming becomes fully operational at Ellis Park and/or the Kentucky Horse Center, respectively, which royalty will be based on Ellis Park EBIT (as hereinafter defined) and the Kentucky Horse Center EBIT, provided that such gaming is legalized in the Commonwealth of Kentucky no later than December 31, 2006, and further subject to the balance of this Section. Gaming will be deemed to be legalized as of the effective date of authorizing legislation enacted by the Kentucky General Assembly and signed into law or as of the date of a favorable final, nonappealable judicial decision in any litigation to allow such gaming. If such gaming is legalized in calendar year 2007, the royalty fee period will be reduced to nine years from the date that such permitted gaming becomes fully operational as described above with the decline in the length of such royalty period continuing proportionately thereafter through calendar year 2015 if such gaming is thereafter authorized in succeeding years, with a royalty period of one year from the date that gaming becomes fully operational if gaming is legalized in calendar year 2015. No royalty will be payable if gaming is legalized after December 31, 2015. The royalty fee will be based upon the actual earnings before interest and taxes (EBIT) of the gaming operations at Ellis Park and at the Kentucky Horse Center of the Acquired Companies based upon separate audited financial statements of
such  gaming  operations.   Any  disagreement  concerning  such fee will be
submitted by Seller and Buyer to binding arbitration under the commercial arbitration rules of the American Arbitration Association, conducted
in  Cincinnati,  Ohio.   The decision  in  such arbitration shall be final,
nonappealable and binding on the  parties.  EBIT  will  be calculated after
all normal operating  expenses  associated   with  such  gaming   including
agreed-upon straight line depreciation of all capital costs of the projects and amortization of local lobbying costs related to any local gaming referendum or other governmental action required in order to authorize such gaming and pre-opening expenses related to the development of such gaming operations at Ellis Park and at the Kentucky Horse Center. The foregoing royalty fee will equal 50% of calculated EBIT, payable monthly in arrears on or before the tenth day of the month in installments equal to 80% of the estimated annual amount of EBIT divided by twelve with the balance paid in one lump sum not later than 90 days following the end of the year.

     2.7 TAX ELECTION. If Buyer and Seller mutually agree to do so, Buyer and Seller shall make an election on Form 8023 under Section 338(h)(10) of the IRC and for federal income tax purposes shall treat the purchase of the Shares as a purchase of assets from the Acquired Companies. Such election, if any, shall be made not later than the 15th day of the 9th month beginning after the month of the Closing. It is acknowledged that Seller need not agree to such election unless the election will not increase Seller's tax liability unless compensated by Buyer for any such increase, tax effected.


           3.  REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Buyer as follows:

     3.1  ORGANIZATION AND GOOD STANDING.

          (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company and Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company and Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

          (b) Seller has delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

     3.2  AUTHORITY; NO CONFLICT.

          (a) Seller has the corporate power and authority to execute and deliver this Agreement and to incur and perform its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of the Noncompetition Agreement and the escrow agreement contemplated by Section 2.3 (collectively, the "Seller's Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Seller's Closing Documents and to perform its obligations under this Agreement and the Sellers' Closing Documents.

          (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i)  contravene, conflict with, or result in a violation  of
     (A) any provision of the Organizational Documents of the Acquired Companies or Seller, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company or Seller;

               (ii) contravene, conflict with, or result in a violation of any Legal Requirement or any Order to which any Acquired Company or Seller, or any of the assets of any Acquired Company or Seller, may be subject;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets of any Acquired Company;

               (iv) cause any Acquired Company to become subject to, or to become liable for the payment of, any tax;

               (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract; or

               (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets of any Acquired Company.

          Except as set forth in Part 3.2 of the Disclosure Letter, neither Seller nor any Acquired Company is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          (c) Seller is acquiring the Buyer Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act except as expressly contemplated by Section 2.5 hereof. Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act and has such knowledge and expertise concerning financial and business matters to evaluate the merits and risks of an investment in the Buyer Shares.

     3.3 CAPITALIZATION. Part 3.3 of the Disclosure Letter sets forth the authorized equity securities of each of the Acquired Companies and the number of such shares which are issued and outstanding and which, as to the Company, constitute the Shares. Seller is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. With the exception of the Shares (which are owned by Seller), all of the outstanding equity securities and other securities of each

Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend (other than a customary restrictive legend under the Securities Act) or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

     3.4 FINANCIAL STATEMENTS. Seller has delivered to Buyer: (a) audited balance sheets of Ellis Park Race Course, Inc. as at December 31 in each of the years 1994 through 1996, and the related audited statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Ernst & Young, independent certified public accountants, (b) unaudited consolidated balance sheets of the Company as of December 31 in each of the years 1994 through 1996, and the related statements of income for each of the fiscal years then ended,
(c) a consolidated balance sheet of the Acquired Companies as at December 31, 1997 (including the notes thereto, the "Balance Sheet"), which Balance Sheet and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended will be audited as soon as practicable but in any event delivered to Buyer in draft form by April 10, 1998, together with the draft unqualified report thereon of Ernst & Young, independent certified public accountants, with such audited statements without any changes thereto accompanied by the signed unqualified report of Ernst & Young thereon delivered to Buyer on or before April 30, 1998, and (d) an unaudited consolidated balance sheet of the Acquired Companies as at February 28, 1998 (the "Interim Balance Sheet") and the related unaudited consolidated statement of income for the two months then ended. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim and unaudited financial statements, to the absence of statements of cash flow and notes (that, if presented, would not differ materially from the notes included in the audited financial statements); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any

Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

     3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Acquired Companies are subject to that Section), including the maintenance of an adequate system of internal controls. At the Closing, all of those books and records will be in the possession of the Acquired Companies or delivered to Buyer at the Closing as required by this Agreement.

     3.6 TITLE TO PROPERTIES; ENCUMBRANCES. Part 3.6 of the Disclosure Letter contains a complete and accurate list and description of all real property and real property leaseholds owned by any Acquired Company, including any structures or improvements thereon. Seller has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and real property leaseholds, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Seller or the Acquired Companies and relating to such real property or real property leaseholds. Except as set forth in Part 3.6 of the Disclosure Letter, the Acquired Companies own (with good and marketable title in the case of owned property, and a valid leasehold interest in, in the case of leased property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own or lease located in the facilities owned or operated by the Acquired Companies or reflected as owned or leased in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet and/or listed in Part 3.6 of the Disclosure Letter are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Acquired Company, and
(ii) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto. All buildings, plants, and structures owned by the Acquired Companies lie wholly within the boundaries of the real property owned by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

     3.7 CONDITION AND SUFFICIENCY OF ASSETS. Except for the damage referred to in Section 11.17, the buildings, plants, and structures (including levees) of the Acquired Companies are structurally sound (to Seller's Knowledge) and are in good operating condition and repair (normal wear and tear for buildings, structures and plants of their ages excepted), and are adequate for the uses to which they are being put, and none of such buildings, plants, or structures is in need of maintenance or repairs except for ordinary, routine maintenance and repairs, it being acknowledged by the parties that certain of the buildings have not been rehabilitated and are more than 30 years old. The buildings, plants, structures, and equipment of the Acquired Companies are sufficient for the conduct of the Acquired Companies' businesses as currently being conducted and are adequately served by utilities, provided it is acknowledged that water is provided through wells at Ellis Park. The equipment of the Acquired Companies is in good operating condition, normal wear and tear excepted.

     3.8 ACCOUNTS RECEIVABLE. All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the

Closing Date than the reserve reflected in the Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full within ninety days after the Closing Date. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

     3.9  [Reserved]

     3.10 NO UNDISCLOSED LIABILITIES. Except as set forth in Part 3.10 of the Disclosure Letter and except as reflected in the financial statements or the notes thereto referenced in Section 3.4 or as otherwise disclosed pursuant to the Disclosure Letter, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet.

     3.11 TAXES.

          (a) The Acquired Companies have filed or caused to be filed (on a timely basis) all Tax Returns required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered or made available to Buyer copies of all such Tax Returns filed since January 1, 1993. The Acquired Companies have paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or any Acquired Company, except such taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

          (b) The United States federal and state income Tax Returns of each Acquired Company subject to such taxes have been audited by the IRS or relevant state tax authorities (or are not subject to audit) or are closed by the applicable statute of limitations for all taxable years through December 31, 1991. Part 3.11 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns for years 1990 and thereafter. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.11 of the Disclosure Letter describes all adjustments in respect of any Acquired Company to the United States federal income Tax Returns filed by any Acquired Company or any group of corporations including any Acquired Company for all taxable years since January 1, 1992, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.11 of the Disclosure Letter, neither Seller nor any Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of any Acquired Company or for which any Acquired Company may be liable.

          (c) The charges, accruals, and reserves with respect to taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for taxes except for the taxes to be borne by Seller pursuant to
Section 11.18. There exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          (d) All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement. No Acquired Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), no Acquired Company or target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer. Part 3.11 of the Disclosure Letter lists all such target affiliates.

     3.12 NO  MATERIAL  ADVERSE  CHANGE.   Except  for damage referenced in
Section 11.17, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, or condition of any Acquired Company.

     3.13 EMPLOYEE BENEFITS.

          (a) As used in this Section 3.13, the following terms have the meanings set forth below.

	  "COMPANY   OTHER  BENEFIT  OBLIGATION"  means  an  Other  Benefit
Obligation owed, adopted, or followed by an Acquired Company during the 5-year period immediately preceding the date of this Agreement.

          "COMPANY PLAN" means all Plans maintained or contributed to by an Acquired Company during the 5-year period immediately preceding the date of this Agreement. All references to Plans are to Company Plans unless the context requires otherwise.

          "COMPANY VEBA" means a VEBA whose members include employees of any Acquired Company.

          "ERISA AFFILIATE" means, with respect to an Acquired Company, any other person that, together with the Acquired Company, would be treated as a single employer under IRC Section 414(b), (c), (m) or (o).

          "MULTI-EMPLOYER  PLAN"  has  the meaning given in ERISA Section
3(37)(A).

          "OTHER BENEFIT OBLIGATIONS" means all obligations, arrangements, or customary practices of an Acquired Company, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements to which an Acquired Company is a party under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

          "PENSION PLAN" has the meaning given in ERISA Section 3(2)(A).

          "PLAN" has the meaning given in ERISA Section 3(3).

          "QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

          "TITLE IV PLAN" means any Pension Plan that is subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than a Multi-Employer Plan.

          "VEBA" means a voluntary employees' beneficiary association under IRC Section 501(c)(9).

          "WELFARE PLAN" has the meaning given in ERISA <section> 3(1).

          (b) Part 3.13(i) of the Disclosure Letter contains a complete and accurate list of all Company Plans, and Company

     Other Benefit Obligations, and identifies as such all Company Plans that are (A) Qualified Plans, (B) Title IV Plans or (C) Multi-Employer Plans.

          (c) Seller has delivered to Buyer, or will deliver to Buyer within ten days of the date of this Agreement:

               (i) all documents that set forth the terms of each Company Plan, or Company Other Benefit Obligation, and all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans and Company Other Benefit Obligations and all amendments thereto;

               (ii) all material personnel, payroll, and employment manuals and policies;

               (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Acquired Companies, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

               (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

               (v) all insurance policies purchased by or to provide benefits under any Company Plan;

               (vi) all material contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan or Company Other Benefit Obligation;

               (vii) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants; and

               (viii) with respect to Qualified Plans, the most recent determination letter for each Plan of the Acquired Companies that is a Qualified Plan.

          (d)  Except  as  set  forth  in  Part  3.13(vi) of the Disclosure
Letter:

               (i) The Acquired Companies have performed all of their respective material obligations under all Company Plans, and Company
     Other  Benefit  Obligations.   The  Acquired   Companies   have   made
     appropriate entries in their financial records and statements for all material obligations and material liabili-ties under all Company Plans and Company Other Benefit Obligations that have accrued but are not due.

               (ii) No statement, either written or oral, has been made by any Acquired Company to any Person promising any benefit or treatment under any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have a material adverse economic consequence to any Acquired Company or to Buyer.

               (iii) Each Company Plan and Company Other Benefit Obligation has been maintained in substantial compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13, and with any applicable collective bargaining agreement.

               (iv) Other than claims for benefits submitted by participants or beneficiaries, no material claim against, or material legal proceeding involving, any Company Plan or Company Other Benefit Obligation is pending or, to Seller's Knowledge, is Threatened.

               (v) No ERISA Affiliate, either currently or in the past, maintains or contributes to a Title IV Plan or a Multi-Employer Plan. Neither any Acquired Company nor ERISA Affiliate has any outstanding liability under Title IV of ERISA or the minimum funding standards of IRC <section> 412. The Acquired Companies are currently obligated to contribute to one Multi-Employer Plan.

               (vi) No Acquired  Company  or  any  ERISA  Affiliate  of  an
     Acquired Company has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No Acquired Company or any ERISA Affiliate of an Acquired Company is delinquent in making any contributions required to be paid to any Multi-Employer Plan and there is no pending dispute between any Acquired Company or any ERISA Affiliate of an Acquired Company concerning payment of contributions or payment of withdrawal liability payments. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either any Acquired Company or Buyer to a Multi-Employer Plan.

               (vii)  No  Acquired  Company  or  any  ERISA  Affiliate  has
     received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

               (viii) To Seller's knowledge, no Multi-Employer Plan to which any Acquired Company or any ERISA Affiliate contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

               (ix) Except to the extent required under ERISA <section> 601 et seq. and IRC <section> 4980B, no Acquired Company provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

               (x) The consummation of the Contemplated Transactions will not in and of itself result directly in any special payment, vesting, or acceleration of any benefit under any Company Plan or Company Other Benefit Obligation.

     3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

          (a) Except as set forth in Part 3.14 of the Disclosure Letter and without reference to any matters covered by Section 3.19:

               (i) each Acquired Company is, in compliance in all material respects with each Legal Requirement applicable to it or to the conduct of its business or the ownership or use of any of its assets;

               (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a material violation by any Acquired Company of, or a material failure on the part of any Acquired Company to comply with, any Legal Requirement; and

               (iii) no Acquired Company has received any written notice or other written communication from any Governmental Body or any other Person regarding any violation of, or failure to comply with, any Legal Requirement, which is outstanding or unresolved as of the date hereof.

          (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each material Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business or assets of any Acquired Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure
Letter:

               (i) each Acquired Company is in compliance in all material respects with all of the terms and requirements of each Governmental Authorization held by it;

               (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply in any material respect with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

               (iii) no Acquired Company has received, at any time any written notice or other written communication from any Governmental Body regarding (A) any violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization, which is outstanding or unresolved as of the date hereof; and

               (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

          The Acquired Companies have all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

     3.15 LEGAL PROCEEDINGS; ORDERS.

          (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

               (i) that has been commenced by or against any Acquired Company or any of the assets of any Acquired Company; or

               (ii) that challenges, or seeks to prevent any of the Contemplated Transactions.

          To the Knowledge of Seller and the Acquired Companies, no such Proceeding has been Threatened. Seller has delivered or made available to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter.

          (b)  Except as set forth in Part 3.15 of the Disclosure Letter:

               (i) there is no Order to which any of the Acquired Companies, or any of their assets is subject;

               (ii) Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

               (iii) to the Knowledge of Seller and the Acquired Companies, no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

          (c)  Except as set forth in Part 3.15 of the Disclosure Letter:

               (i) each Acquired Company is, and at all times has been, in compliance in all material respects with all of the terms and requirements of each Order to which it, or any of its assets is or has been subject; and

               (ii) no Acquired Company has received, at any time any written notice or other written communication from any Governmental Body or any other Person regarding any violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of its assets is or has been subject which is outstanding or unresolved as of the date hereof.

     3.16 ABSENCE OF CERTAIN  CHANGES  AND  EVENTS.  Except as set forth in
Part 3.16 of the Disclosure Letter, since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

          (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribu-tion or payment in respect of shares of capital stock;

          (b)  amendment  to  the  Organizational Documents of any Acquired
Company;

          (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

          (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

          (f) except for the contract to repair the roof of the Kentucky Horse Center, entry into, termination of, or receipt of notice of termination of (i) any joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $25,000;

          (g) sale (other than sales of inventory or simulcast signal or grants of the use of stalls in the Ordinary Course of Business), lease, or other disposition of any material asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company;

          (h) other than settlement of the insurance claim with respect to the roof of the Kentucky Horse Center, cancellation or waiver of any claims or rights with a material value to any Acquired Company;

          (i) material change in the accounting methods used by any Acquired Company or any change of or disagreement with the independent accounts of the Acquired Companies; or

          (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

     3.17 CONTRACTS; NO DEFAULTS.

          (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of:

               (i) each Applicable Contract that involves performance of services or delivery of goods, simulcast signal or materials by one or more Acquired Companies of an amount or value in excess of $25,000;

               (ii) each Applicable Contract that involves performance of services or delivery of goods, simulcast signal or materials to one or more Acquired Companies of an amount or value in excess of $25,000;

               (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $1,000;

               (iv) each lease,  rental  or  occupancy  agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property other than those in the Ordinary Course of Business (provided that personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of more than $5,000 and with terms of more than one year shall be listed in the Disclosure Letter);

               (v) each material licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

               (vi) each   collective   bargaining   agreement   and  other
     Applicable Contract to or with any labor union or other employee representative of a group of employees;

               (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

               (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

               (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (x) each power of attorney that is currently effective and outstanding;

               (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

               (xii) each Applicable Contract for capital expenditures in excess of $10,000;

               (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

               (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          Part 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, and the amount of the remaining commitment of the Acquired Companies under the Contracts.

          (b) Except as set forth in Part 3.17(b) of the Disclosure Letter and except for the indebtedness referenced in Section 5.6:

               (i) neither Seller nor any Related Person of Seller has or may acquire any rights under, and neither Seller nor any such Related Person has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets of any Acquired Company; and

               (ii) to the Knowledge of Seller and the Acquired Companies, no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

          (c) Except as set forth in Part 3.17(c) of the Disclosure Letter, to the knowledge of Seller, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

          (d)  Except  as set forth  in  Part  3.17(d)  of  the  Disclosure
Letter:

               (i) each Acquired Company is in compliance with all applicable terms and requirements of each Contract under which such Acquired Company has any material obligation or liability or by which such Acquired Company or any of the assets of such Acquired Company is bound;

               (ii) to Seller's Knowledge each other Person that has any obligation or liability under any Contract under which an Acquired Company has any rights is in compliance, in all material respects, with all applicable terms and requirements of such Contract; and

               (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract.

          (e) There are no renegotiations of or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person and, to the Knowledge of Seller and the Acquired Companies, no such Person has made written demand for such renegotiation.

          (f) The Contracts relating to the sale, design or provision of products, simulcast signal or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     3.18 INSURANCE.

          (a)  Seller has delivered to Buyer:

               (i) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director (in respect of director liability) of any Acquired Company, is or has been covered at any time within the three years preceding the date of this Agreement; and

               (ii) any written statement by the auditor of any Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

          (b)  Part 3.18(b) of the Disclosure Letter describes:

               (i) any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder;

               (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company; and

               (iii) all obligations of the Acquired Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

          (c)  Except  as  set  forth  on  Part  3.18(c)  of the Disclosure
Letter:

               (i) All policies to which any Acquired Company is a party or that provide coverage to Seller, any Acquired Company, or any director or officer of an Acquired Company:

                    (A)  are  valid,  outstanding,   and   enforceable  and
          include insurance for claims made after the Closing for occurrences prior to Closing provided the Acquired Companies continue to maintain such insurance;

                    (B) are sufficient for compliance with all Legal Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound;

                    (C) will continue in full force and effect through the Closing of the consummation of the Contemplated Transactions;

                    (D) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any Acquired Company; and

                    (E) will not, as the result of an audit, require the payment of any earned premiums.

               (ii) Neither Seller nor  any  Acquired  Company has received
     (A)  any  refusal  of  coverage or any notice that a
     defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (iii) The Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

               (iv) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

     3.19 ENVIRONMENTAL MATTERS.   Except  as set forth in part 3.19 of the
Disclosure Letter:

          (a) Each Acquired Company is in full compliance with, and is not in violation of or liable under, any Environmental Law. Neither Seller nor any Acquired Company has any basis to expect, nor has any of them or to Seller's Knowledge any other Person for whose conduct they are or may be held to be responsible received, any written order or notice from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company, or any other Person for whose conduct any Acquired Company is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (b) There are no pending or, to the Knowledge of Seller and the Acquired Companies, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest.

          (c) Neither Seller nor any Acquired Company has any basis to expect, nor has any of them or to Seller's Knowledge any other Person for whose conduct any Acquired Company is or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated,
manufactured,   refined,  transferred,  imported, used, or processed by any
Acquired Company,  or  any other Person  for  whose  conduct  any  Acquired
Company is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (d) Neither any Acquired Company, nor any other Person for whose conduct any Acquired Company is or may be held responsible, has any
Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which any Acquired Company (or any predecessor), has or had an interest, or to Seller's Knowledge at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

          (e) There are no Hazardous Materials present on or in the Environment at the Facilities or to Seller's Knowledge at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks (or otherwise the existence of any such tanks), landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller, any Acquired Company, nor any other Person for whose conduct they are or may be held responsible, or to Seller's Knowledge any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest except in full compliance with all applicable Environmental Laws.

          (f) There has been no Release or, to the Knowledge of Seller and the Acquired Companies, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest, or to the Knowledge of Sellers and the Acquired Companies any geologically or hydrologically adjoining property, whether by Seller, any Acquired Company, or any other Person.

          (g) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

     3.20 EMPLOYEES.

          (a) Part 3.20 of the Disclosure Letter contains a complete and accurate list of the following information for each employee of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; vacation accrued; date of hire; and whether a participant in the 401(k) plan listed in Part 3.13 of the Disclosure Letter.

          (b) To Seller's Knowledge, no employee of any Acquired Company is a party to, or is otherwise bound by, any agreement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business. To Seller's Knowledge (without any investigation), no officer, or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

          (c) Part 3.20 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     3.21 LABOR RELATIONS; COMPLIANCE. Except as set forth in Section 3.13 of the Disclosure Letter, since January 1, 1993, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since January 1, 1993, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process,
(b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any
comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any material compensation, damages, taxes, fines, penalties, or other amounts, however designated, for any failure to comply with any of the foregoing Legal Requirements.

     3.22 INTELLECTUAL PROPERTY.

          (a) INTELLECTUAL PROPERTY ASSETS -- The term "Intellectual Property Assets" includes:

               (i) the names "Racing Corporation of America" "Ellis Park" and "Kentucky Horse Center," all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks"); and

               (ii) all know-how, trade secrets, confidential information, customer or client lists, software, technical information, data, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Acquired Company as licensee or licensor.

          (b) AGREEMENTS -- Part 3.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of all Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which an Acquired Company is the licensee. There are no outstanding and, to Seller's Knowledge, no Threatened disputes or disagreements with respect to any such Contract. The Acquired Companies have no patents, patent applications, inventions or discoveries that may be patentable, or copyrights.

          (c) KNOW-HOW NECESSARY FOR THE BUSINESS -- The Intellectual Property Assets are all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted. One or more of the Acquired Companies has the right to use without payment to a third party all of the Intellectual Property Assets except as set forth in Section 3.22(b) above.

          (d)  TRADEMARKS

               (i) Part 3.22(d) of Disclosure Letter contains a complete and accurate list and summary description of all Marks. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks, to Seller's Knowledge free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii) None of the Marks have been registered with the United States Patent and Trademark Office.

               (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Seller's Knowledge, no such action is Threatened with the respect to any of the Marks.

               (iv) To  Seller's  Knowledge,   there   is   no  potentially
     interfering trademark or trademark application of any third party.

               (v) No Mark is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. To Seller's Knowledge, none of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

          (e)  TRADE SECRETS

               (i) Seller and the Acquired Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

               (ii) One or more of the Acquired Companies has an absolute (but not necessarily exclusive) right to use the Trade Secrets.

     3.23 CERTAIN PAYMENTS. Since January 1, 1991, no Acquired Company or director, officer, agent, or employee of any Acquired Company, or to Seller's Knowledge any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any

Affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

     3.24 DISCLOSURE. No representation or warranty of Seller in this Agreement and no statement contained in any certificate or other instrument furnished or to be furnished to Buyer hereunder contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     3.25 RELATIONSHIPS WITH RELATED PERSONS. Neither Seller nor any Related Person of Seller or of any Acquired Company has, or since January 1, 1996 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in the Acquired Companies' businesses. Neither Seller nor any Related Person of Seller or of any Acquired Company is, or since January 1, 1996 owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings with or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company. Neither Seller nor any Related Person of Seller or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

     3.26 BROKERS OR FINDERS. Seller and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.


            4. REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller as follows:

     4.1  ORGANIZATION  AND  GOOD  STANDING.   Buyer  is a corporation duly
organized, validly existing, and in good standing under the laws of the Commonwealth of Kentucky.

     4.2  AUTHORITY; NO CONFLICT.

          (a) Buyer has the corporate power and authority to execute and deliver this Agreement and to incur and perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          (b) Except for approvals required under the HSR Act and from the Kentucky Racing Commission, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

               (i)  any provision of Buyer's Organizational Documents;

               (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

               (iii) any Legal Requirement or Order to which Buyer may be subject; or

               (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

          Except for approvals required under the HSR Act and from the Kentucky Racing Commission, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act. Buyer is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

     4.4 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

     4.5 EXCHANGE ACT FILINGS. Buyer has filed all reports, schedules, forms, statements and other documents that it has been required to file under the Securities Exchange Act of 1934 (the "Exchange Act") and the Securities Act, with the SEC since January

1, 1997 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. As of the date thereof, no such document contained an untrue statement of material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances in which made, not misleading.

     4.6 BROKERS OR FINDERS. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, other than to CIBC Oppenheimer, which will be paid by Buyer.


                      5. COVENANTS OF SELLER

     5.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives (collectively, "Buyer's Advisors") reasonable access to each Acquired Company's properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request and with access to personnel of the Acquired Companies approved in advance by Seller.

     5.2 OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES. Between the date of this Agreement and the Closing Date, without the prior written approval of Buyer, Seller will, and will cause each Acquired Company to:

          (a) conduct the business of such Acquired Company only in the Ordinary Course of Business;

          (b) use their Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

          (c) not make decisions or commitments concerning operational matters of a material nature;

          (d)  not discharge any employee of the Company; and

          (e) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of such Acquired Company, including providing regularly prepared internal monthly financial reports on or before the tenth day of the month next succeeding the month to which such reports relate.

     5.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

     5.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Seller will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Section 4.2 (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR
Act).

     5.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. On or before the Closing, Buyer must notify Seller whether such supplement is acceptable to it. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

     5.6 CERTAIN INDEBTEDNESS. On or before the Closing, any indebtedness owed by the Acquired Companies to any Related Person will be reclassified as equity.

     5.7 NO NEGOTIATION OR SOLICITATION. Until such time, if any, as this Agreement is terminated pursuant to Section 9, Seller will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business or concerning certain acreage at the Kentucky Horse Center or information provided to the Kentucky Racing Commission, subject to the approval of Buyer) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving the change in control of any Acquired Company.

     5.8 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     5.9 RELEASE. Seller shall deliver to Buyer on or before the Closing Date an executed termination of the Kentucky Agreement in Principle dated January 10, 1994, between Gold Strike Resorts, Hyatt Development Corporation and the Company, as amended (the "Kentucky Agreement").

     5.10 CLOSING DATE FINANCIALS. Seller shall prepare and deliver to Buyer, after consultation with Buyer, and as soon as practicable after the Closing, financial statements for the Acquired Companies as of the Closing Date.

                       6. COVENANTS OF BUYER

     6.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the
Closing Date, Buyer will, and will cause each Related Person to, (i) cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to make or incur any unreasonable effort or expense to obtain a Governmental Authorization.

     6.2 BEST EFFORTS. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     6.3 ACCOUNTS RECEIVABLE. After the Closing Date, Buyer shall use all reasonable efforts to collect the Accounts Receivable.

     6.4 PLAN MATTERS. If Buyer, after the Closing, for good reason determines to withdraw from the Multi-Employer Plan of the Acquired Companies disclosed pursuant to Section 3.13, Seller shall be notified of such withdrawal and shall be responsible for any withdrawal liability as of the Closing Date. Buyer has no current intention to withdraw from such Plan.


      7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

          Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which except for requirements of law may be waived by Buyer, in whole or in part):

     7.1  ACCURACY OF REPRESENTATIONS.

          (a) All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter not accepted by Buyer pursuant to Section 5.5.

          (b) Each of Seller's representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter not accepted by Buyer pursuant to
Section 5.5.

     7.2  SELLER'S PERFORMANCE.

          (a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (b)  Each document required to be  delivered  pursuant to Section
2.4 must have been delivered, and each of the other covenants and obligations in Sections 5.4 and 5.8 must have been performed and complied with in all respects.

     7.3  CONSENTS.   Each of the material Consents identified in Part  3.2
of the Disclosure Letter must have been obtained and must be in full force and effect.

     7.4  ADDITIONAL DOCUMENTS.   Each of the following documents must have
been delivered to Buyer:

          (a) an opinion of LeBoeuf, Lamb, Greene & MacRae, LLP, dated the Closing Date, in the form of EXHIBIT B with customary qualifications to such opinion;

     7.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     7.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or
(b) is entitled to all or any portion of the Purchase Price payable for the Shares.

     7.7 DUE DILIGENCE. The results of Buyer's due diligence investigation of (i) the environmental status, including any "Phase 1" report of Acquired Companies, shall be satisfactory to Buyer, in its sole discretion, and (ii) the buildings, plants and structures (including levees) of the Acquired Companies shall not reveal any material structural deficiencies.

     7.8 MATERIAL CHANGE. There shall not have occurred any material adverse change in the business, operations or prospects of the Acquired Companies nor any destruction or significant damage to any material assets of the Acquired Companies.

     7.9 BALANCE SHEET. The draft audited Balance Sheet to be delivered pursuant to Section 3.4 shall not reflect any material adjustments to the net current assets and current liabilities of the Acquired Companies from those in the Balance Sheet.

     7.10 DISCLOSURE  LETTER.   On  or  before 5 business days prior to the
Closing  Date  Seller  shall  deliver  to  Buyer   the   Disclosure

Letter contemplated by this Agreement, the contents of which must be acceptable to Buyer, in its sole discretion.

      8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

          Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which except for requirements of law may be waived by Seller, in whole or in part):

     8.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     8.2  BUYER'S PERFORMANCE.

          (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

          (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Sections 2.4(b)(i) and issued the Buyer Shares required to be issued pursuant to Section 2.5.

     8.3  ADDITIONAL  DOCUMENTS.   Buyer  must  have  caused  the following
documents to be delivered to Sellers:

          (a) an opinion of Wyatt, Tarrant & Combs, dated the Closing Date, in the form of EXHIBIT C hereto.

     8.4 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.


                          9. TERMINATION

     9.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

          (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

          (c)  by mutual consent of Buyer and Seller; or

          (d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 15, 1998.

     9.2  EFFECT OF TERMINATION.   Each  party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to
Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


                   10. INDEMNIFICATION; REMEDIES

     10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants, and obligations in this Agreement including in the Disclosure Letter or the supplements to the Disclosure Letter will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representa-
tion, warranty, covenant, or obligation. Nevertheless, prior to Closing Buyer will promptly advise Seller if Buyer determines that Seller is in breach of any of its representations and warranties contained in this Agreement.

     10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER. Seller shall indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages required to be paid on third party claims or which a court has determined Buyer is entitled to receive (but without prejudice to Seller's right to challenge Buyer's entitlement to receive such damages before such court)), or expense (including costs of investigation and defense and reasonable attorneys'
fees) whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by Seller in this Agreement without giving effect to any supplement to the Disclosure Letter not acceptable to Buyer;

          (b) any breach by Seller of any covenant or obligation of Seller in this Agreement;

          (c) any amounts payable or alleged to be payable by any of the Acquired Companies to Seller; or

          (d) any claim or cause of action arising out of or related to the matters or agreements covered by or related to the Kentucky Agreement, including any claim by Herbert Simon, Evansim, LLC or his or its Related Persons.

          The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

     10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER -- ENVIRONMENTAL MATTERS. In addition to the provisions of Section 10.2, Seller shall indemnify and hold harmless Buyer, the Acquired Companies, and the other Indemnified Persons for, and will pay to Buyer, the Acquired Companies, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with (and any representation and warranty of Seller in Section 3.19 shall not be read to limit in any way the provisions of this Section 10.3):

          (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or

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

condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets in which any Acquired Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by any Acquired Company or by any other Person for whose conduct any Acquired Company is or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by any Acquired Company or by any other Person for whose conduct any Acquired Company is or may be held responsible; or

          (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of any Acquired Company or any other Person for whose conduct any Acquired Company is or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Acquired Companies prior to the Closing Date, or from Hazardous Material that was
(i) present on or before the Closing Date on or at the Facilities (or present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by any Acquired Company or any other Person for whose conduct any Acquired Company is or may be held responsible, at any time on or prior to the Closing Date.

          The indemnification under this Section 10.3; (a) will apply to any matter existing as of the Closing Date classified as Hazardous Material as of the Closing which is required by Environmental Law to be removed or remediated after the Closing, regardless of whether required to be removed or remediated pursuant to Environmental Law in existence as of the Closing; and (b) will not apply to any matter not classified as Hazardous Material as of the Closing but which is classified as Hazardous Material after the Closing by a post-Closing change in Environmental Law

          Buyer will be entitled, subject to a standard of reasonable and prudent business decision with respect to such matters, and subject to submission of plans or proposals concerning any Cleanup to Seller for (and receipt of) Seller's prior approval, which approval will not be unreasonably withheld, to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.3. The procedure described in Section 10.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 10.3.

     10.4 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless Seller and its Representatives, stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons"), and will pay to the Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement, or (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement.

     10.5 TIME LIMITATIONS. If the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11, 3.13 and 3.19, unless on or before two years from the Closing Date Buyer notifies Seller in writing of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; such notice of a claim with respect to Section 3.19 must be provided by Buyer to Seller on or before twelve years from the Closing Date (but for years after eight years from the Closing Date, recovery of a claim shall be limited to the setoff rights set forth in Section 10.8); a claim with respect to
Section 3.3, 3.11 or 3.13, or a claim for indemnification or reimbursement under Sections 10.2(b), based upon any covenant or obligation to be performed and complied with after the Closing Date, 10.2(c) or 10.2(d) may be made at any time. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before two years from the Closing Date Seller notifies Buyer in writing of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

     10.6 LIMITATIONS ON AMOUNT -- SELLER. Seller will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) (other than a breach of Section 3.11) or, clause (b) of Section
10.2 (other than a breach of Section 11.18), or described in Section 10.3, unless the claim for any such item exceeds $19,500 (claims concerning Accounts Receivable under Section 3.8 shall be aggregated for purposes of the $19,500 item) (or $50,000 in the case of a claim under the representation and warranty concerning the structures of the Acquired Companies contained in Section 3.7), and until the total of all Damages with respect to such matters exceeds $200,000; at which point Seller shall be liable for all Damages including the first $200,000, but in any event subject to a maximum of $6,000,000 (for all claims) plus an additional $3,000,000 for claims under Section 10.3 or for a breach of Section 3.19. However, this

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

Section 10.6 will not apply to Section 10.2(a) solely as it relates to a breach of Section 3.11, Section 10.2(b) solely as it relates to Section 11.18, or Sections 10.2(c), or (d), or to any breach of any of Seller's representations and warranties of which Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Seller of any covenant or obligation, and Seller will be liable for all Damages with respect to such breaches.

     10.7 LIMITATIONS ON AMOUNT -- BUYER. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.4 unless the claim for any such item exceeds $19,500 and until the total of all Damages with respect to such matters exceeds $200,000, at which point Buyer shall be liable for all damages without regard to the $200,000 basket, but in any event subject to a maximum of $6,000,000. However, this Section 10.7 will not apply to any breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such breaches.

     10.8 RIGHT OF SET-OFF. Upon notice to Seller specifying in reasonable detail the claim for indemnity, Buyer may set off any amount to which it may reasonably be entitled under Section 10.2(d) or Section 10.3 (including a breach of Section 3.19) against amounts otherwise payable by it to Seller pursuant to this Agreement. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a breach of this Agreement. In order to maintain such setoff, Buyer must demonstrate, to Seller's reasonable satisfaction, that Buyer is proceeding to address the matter which gives rise to such setoff in a diligent matter and that the amount of the setoff is reasonable. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it. Such setoff is permissible even if Seller has assumed such indemnification obligations, provided such amount shall be paid into a mutually agreeable escrow (with earnings thereon, after liquidation of the claim, to be paid to Seller) which shall allow for reimbursement of Seller for its reasonable out of pocket costs of investigation and defense of such matters.

     10.9 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.

          (a) Promptly after receipt by an indemnified party under Section 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3) Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          (b) If any Proceeding referred to in Section 10.9(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves taxes (other than income taxes subject to Section 11.18), be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, in which case the indemnified party may retain its own counsel and be reimbursed for its expenses incurred in connection therewith pursuant to this Section 10), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation and except as provided above. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements by an indemnified person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by or other determination binding solely on the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any reasonable compromise or settlement effected by the indemnified party.

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probabil-
ity that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise,
or  settle  such Proceeding,  but   the  indemnifying  party  will  not  be
bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     10.10 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.


                      11. GENERAL PROVISIONS

     11.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

     11.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Seller jointly determine, provided that Buyer may make such disclosure, after consulting with Seller, if such disclosure is required by applicable law or regulation, including the rules of the Nasdaq stock market. Seller and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

     11.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

          If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may request.

     11.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

SELLER:                  TVI Corp.
                         c/o HTV Industries, Inc.
                         24100 Chagrin Blvd., Suite 340
                         Beachwood, Ohio 44122
                         Attention: President
                         Facsimile No.: (216) 514-0064

with a copy to:          LeBoeuf, Lamb, Greene & MacRae, LLP
                         125 West 55th Street
                         New York, New York 10019
                         Attention: Jane Kober
                         Facsimile No.: (212) 424-8500

BUYER:                   Churchill Downs Incorporated
                         700 Central Avenue
                         Louisville, Kentucky 40208
                         Attention: President
                         Facsimile No.: (502) 636-4456

with a copy to:          Churchill Downs Incorporated
                         700 Central Avenue
                         Louisville, Kentucky 40208
                         Attention: General Counsel
                         Facsimile No.: (502) 634-4439

     11.5  [Reserved]

     11.6 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out this Agreement.

     11.7 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this

Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. No waiver that may be given by a party will be applicable except in the specific instance for which it is given.

     11.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement, including the Disclosure Letter, supersedes all prior agreements between the parties with respect to its subject matter (including the Term Sheet between Buyer and Seller dated March 12, 1998) and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.9  DISCLOSURE LETTER.

          (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

          (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.11 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.12 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     11.13 GOVERNING LAW. This Agreement will be governed by the laws of the State of Kentucky without regard to conflict of laws principles.

     11.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     11.15 EMPLOYMENT. As of the Closing, Buyer shall cause the Acquired Companies to offer employment to Richard Schnaars and Jim Pendergest under employment agreements (the "Employment Agreements") to be entered into with such persons which, among other things, will provide a two year employment term with rights of termination for cause and with compensation and such benefits no less favorable to such persons than the compensation and benefits historically received by them as employees of the Acquired Companies.

     11.16  BUYER DIRECTOR.   If, as part of the Contemplated  Transactions,
Seller receives at least 200,000 (post-Stock Split) shares of Buyer Common Stock, at the regular meeting of directors of Buyer in June of 1998, Daniel Harrington will be nominated by Buyer to serve as a director in the class of directors deemed appropriate by Buyer, subject to reelection by shareholders at the next annual meeting of shareholders of the Company, and at that time, subject to Seller then still owning no less than 200,000 (post-Stock Split) shares of Buyer Common Stock, and subject to the fiduciary obligations of the directors of Buyer, such person or substitute reasonably acceptable to Buyer shall be nominated for election in the class of directors then subject to election.

     11.17 HORSE CENTER.   The Kentucky Horse  Center,  a  facility  of the
Acquired Companies, will be restored to full and proper use without a roof using any insurance proceeds payable with respect to the damage to the roof of such facility, with one-half of any remaining proceeds paid to Seller; provided, however, replacement of the training facility roof will be renegotiated by the parties prior to Closing if Buyer's due diligence investigation determines that failure to restore such roof will materially adversely impact training center revenues.

     11.18 TAXES. Seller shall pay promptly when due, or, promptly reimburse Buyer or the Acquired Companies for, any and all Federal and state income tax liabilities other than deferred taxes for all periods ended on or prior
to  the  Closing  Date.   In  the event of any Federal or state income  tax
refund to Seller's consolidated group, including the Acquired Companies, for any such period, neither Buyer nor the Acquired Companies will be entitled to such refund.

     11.19  RECORDS.   After the Closing,  Buyer  shall,  subject  to  such
reasonable limitations as may be necessary to protect proprietary information, at the expense of Seller, and on reasonable prior notice to Buyer, afford Seller and its counsel, accountants, consultants and other representatives reasonable access during normal business hours at the business locations of the Acquired Companies to examine and copy the books, tax returns, records and files of the Acquired Companies which relate to periods prior to the Closing Date for purposes of any accounting, tax or legal matters of Seller, including Seller's obligations under Section 10.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


BUYER:                             SELLER:

CHURCHILL DOWNS INCORPORATED       TVI CORP.



By: /S/ ROBERT L. DECKER           By: /S/ DANIEL HARRINGTON
     Robert L. Decker, Senior           Daniel Harrington,
     Vice President                     President

                             EXHIBIT A

                      COVENANT NOT TO COMPETE


          THIS COVENANT NOT TO COMPETE is made and entered into as of the _____ day of April, 1998, by and between TVI CORP., a Delaware corporation ("Seller"), TINKHAM VEALE II, an individual ("Shareholder") and CHURCHILL DOWNS INCORPORATED, a Kentucky corporation ("Buyer").


          W I T N E S S E T H :

          WHEREAS, Seller and Buyer entered into a Stock Purchase Agreement dated as of March 28, 1998 (the "Agreement") pursuant to which Seller agreed to sell and transfer to Buyer all of the issued and outstanding shares of Racing Corporation of America, a Delaware corporation (the "Company");

          WHEREAS, as a material inducement for Buyer to enter into the Agreement, Shareholder agreed to execute this Covenant not to Compete;

          WHEREAS, as a part of the Agreement the parties hereto were to enter into this Covenant not to Compete;

          WHEREAS, Seller and Shareholder have extensive knowledge of and expertise in the business conducted by the Company (the "Business");

          WHEREAS, capitalized terms not otherwise defined herein will have the meanings ascribed to such terms in the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. NONCOMPETITION. For a period of three years from the date of this Covenant not to Compete, Seller and Shareholder shall not, directly or indirectly, [i] own, manage, operate, join, have an interest in, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected in any manner with, any corporation, partnership or other business entity which engages in horse racing in the States of Kentucky or Indiana, gaming in the State of Kentucky, or riverboat gaming at any of the 10 existing or potentially authorized locations in the State of Indiana, or [ii] recruit or solicit, or attempt to recruit or solicit, any employees of Buyer, the Company or any of their affiliates. At no time during or after the term of this Covenant not to Compete shall Seller or Shareholder divulge, furnish, or make accessible to anyone any knowledge or information about the Business or operations of the Acquired Companies (not otherwise in the public domain or except as required by law or order of any Governmental Authority).

     2. REFORMATION. If the agreement set forth in Paragraph 1 would otherwise be determined to be invalid or unenforceable by a court of competent jurisdiction, the parties intend and agree that such court shall exercise its discretion in reforming the provisions of this Agreement to the end that Seller and Shareholder shall be subject to a covenant not to compete with Buyer and the Acquired Companies which is reasonable under the circumstances and enforceable by Buyer, the Company and the Acquired Companies.

     3. REMEDIES. It is agreed that no adequate remedy at law exists for the parties for violation of this Covenant not to Compete, and that this Covenant not to Compete may be enforced by any equitable remedy, including specific performance and injunction, without limiting the right of the nonbreaching party to proceed at law to obtain such relief as may be available to it.

     4.   MISCELLANEOUS.

          a.   The  construction,  interpretation, validity and performance
of this Covenant not to Compete shall  be   governed  by  the  laws  of the
Commonwealth of Kentucky.

          b. In the event any written notice required by this Covenant not to Compete is sent through the mail, the posting of such notice by certified mail, return receipt requested, to the address of the party set forth in the Agreement to whom such notice is required to be given shall constitute giving of written notice for all purposes hereof.

          c. The failure of any of the parties to enforce any provision of this Covenant not to Compete cannot be construed to be a waiver of such provision or of the right thereafter to enforce the same, and no waiver of any breach shall be construed as an agreement to waive any subsequent breach of the same or any other provision.

          d. This instrument contains the entire agreement between the parties hereto with respect to the subject matter hereof and incorporates by reference the provisions of the Agreement, and no prior or collateral promises or conditions in connection with or with respect to the subject matter hereof not incorporated herein shall be binding upon the parties hereto.

          e. No modification, extension, renewal, rescission, termination or waiver of any of the provisions contained herein or any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon any of the parties unless made in writing and duly executed by the parties or their authorized representative.

          f. This Covenant not to Compete shall bind and inure to the benefit of the parties hereto and the respective successors and assigns of the Seller, Buyer and the Acquired Companies.

          g. This Covenant not to Compete may be executed in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          h.   The  section  and  paragraph   headings  contained  in  this
Covenant not to Compete are for reference purposes only and shall not affect in any way the meaning or interpretation of this document.


          IN WITNESS WHEREOF, the parties hereto have executed this Covenant not to Compete as of the date first written above.


          "Seller"            TVI CORP.



                              By _________________________________

                              Title ______________________________



          "Buyer"             CHURCHILL DOWNS INCORPORATED


                              By _________________________________

                              Title ______________________________



          "Shareholder"       ______________________________
                              TINKHAM VEALE II

                             EXHIBIT B

                            [Opinion to be delivered by LeBoeuf,
                                 Lamb, Greene & MacRae,LLP]


                                        April__, 1998





       1. Each of the Acquired Companies is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own or hold under lease the properties it now owns or holds under lease and to carry on the business presently being conducted by it and is duly qualified to transact business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on such company.

       2. The execution and delivery of the Agreement and the Noncompetition Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Seller. The Agreement and the Noncompetition Agreement, as applicable, have been duly executed and delivered by each of Seller and Veale and constitute, as applicable, the legal, valid and binding obligation of each of Seller and Veale enforceable against each of Seller and Veale, as applicable, in accordance with their terms, subject to [i] applicable bankruptcy, insolvency, reorganization, fraudulent conveyancing, preferential transfer, moratorium or similar laws of general application and court decisions affecting the rights of creditors; and [ii] general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including concepts of good faith, fair dealing, commercial reasonableness and unconscionability. Seller has all requisite corporate power and authority to enter into and to perform its obligations under the Agreement and the Noncompetition Agreement.

       3. Each consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Seller required to be made or obtained by Seller in connection with the execution, delivery or performance of the Agreement by Seller or the consummation of the transactions contemplated thereby by Seller has been made or obtained by Seller.

       4. The execution and delivery of the Agreement and the Noncompetition Agreement and the performance by Seller and Veale of their respective obligations under the Agreement and the Noncompetition Agreement does not [i] violate the articles of incorporation or bylaws of Seller; [ii] except as set forth in the Agreement, constitute a breach of or a default under any material written agreement to which, to our knowledge, any of the Acquired Companies is a party or by which, to our knowledge, any of the

Acquired Companies is bound; or [iii] to our knowledge, violate any judicial or administrative decree, writ, judgment or order in which any of the Acquired Companies or Veale is named or to which any of the Acquired Companies or Veale is a party.

       5. The authorized shares of the Company consists of 3,000 common shares, $.01 par value per share, and 2,000 preferred shares, $.01 par value per share, of which 100 common shares are issued and outstanding and 185 6% cumulative preferred shares are outstanding. Seller is the record owner of the shares of issued and outstanding common stock and the issued and outstanding preferred stock of the Company. The outstanding common and preferred shares have been duly authorized and validly issued and are fully paid and nonassessable and free of statutory preemptive rights.

       6. The authorized shares of Ellis Park Race Course, Inc. ("Ellis Park") consist of 1,000 shares of common stock having no par value per share, of which 100 shares are issued and outstanding. The Company is the record owner of the shares of issued and outstanding common stock of Ellis Park. The outstanding common shares of Ellis Park have been duly authorized and validly issued and are fully paid and nonassessable and free of statutory preemptive rights.

                                          EXHIBIT C

                                April ___, 1998



TVI Corp.
Pavilion Office Building
24100 Chagrin Blvd., Suite 340
Beachwood, Ohio 44122


Gentlemen:

            We have acted as counsel to Churchill Downs Incorporated (the "Company"), in connection with the matters contemplated by the Stock Purchase Agreement dated as of March 28, 1998 (the "Agreement") between the Company and TVI Corp. ("Seller"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

            We have examined such documents and matters and conducted such research as we have deemed necessary or appropriate for the purpose of rendering this opinion. As to questions of fact, we have relied upon statements and certificates from certain officers of the Company as well as certificates of certain public officials.

            For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, and the conformity with the originals of all documents submitted to us as copies or facsimiles. We have further assumed, for purposes of this opinion, that all parties to the Agreement other than the Company have all requisite power and authority to execute, deliver and perform their respective obligations under the Agreement, that the execution and delivery thereof was duly authorized by all requisite action, and the validity and binding effect thereof.

            Based upon the foregoing, and subject to the qualifications more particularly herein set forth, we are of the opinion that:

      1. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky.

      2. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to [i] applicable bankruptcy, insolvency,

TVI Corp.
April ___, 1998
Page 2.


reorganization, fraudulent conveyancing, preferential transfer, moratorium or similar laws of general application and court decisions affecting the rights of creditors; and [ii] general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including concepts of good faith, fair dealing, commercial reasonableness and unconscionability. The Company has all requisite corporate power and authority to enter into and to perform its obligations under the Agreement.

      3. The execution and delivery of the Agreement and the performance by the Company of its obligations under the Agreement does not [i] violate the articles of incorporation or bylaws of the Company; or [ii] to our knowledge, violate any judicial or administrative decree, writ, judgment or order in which the Company is named or to which it is a party.

      4. The shares of common stock of the Company issued under the Agreement have been duly authorized and validly issued and are fully paid and nonassessable.

      5. The acquisition of the Acquired Companies by the Company has been approved by the Kentucky Racing Commission.

            The qualification "to our knowledge" to the opinions rendered above means that during the course of our representation of the Company in connection with preparation and execution of the Agreement and the transactions contemplated thereby, no information has come to our attention contrary to the opinions expressed herein. However, except for certificates and representations which we have obtained from the Company and certain public officials concerning the facts underlying the opinions expressed above, and except as otherwise may be expressly disclosed herein, we have not undertaken any independent investigation to determine the existence or absence of such facts.

            We are licensed to practice law in the Commonwealth of Kentucky and we express no opinion with regard to the effect of laws other than those of the Commonwealth of Kentucky and the United States of America.

            This opinion is solely for the benefit of the addressee hereof and may not be relied upon by any other person or party or in any other context without our prior written consent.

            We expressly disclaim any responsibility  for  advising  you of any
change   hereafter  occurring  in  circumstances  touching  or  concerning  the transaction  which is the subject of this opinion,

TVI Corp.
April ___, 1998
Page 3.


including any changes in the law, or in factual matters occurring subsequent to the date of this opinion.

                              Very truly yours,

                              WYATT, TARRANT & COMBS